Exhibit 21.1

List of Subsidiaries

Digital Realty Trust

Name	Domestic Jurisdiction
200 Paul Holding Company, LLC	Delaware

200 Paul, LLC	Delaware

Asbury Park Holdings Limited	United Kingdom

Digital - Bryan Street Partnership, L.P.	Texas

Digital - Bryan Street, LLC	Delaware

Digital 113 N. Myers, LLC	Delaware

Digital 125 N. Myers, LLC	Delaware

Digital 833 Chestnut, LLC	Delaware

Digital Business Trust, LLC	Maryland

Digital Concord Center, LLC	Delaware

Digital Lakeside Holdings, LLC	Delaware

Digital Lakeside, LLC	Delaware

Digital Luxembourg Holding Co., LLC	Delaware

Digital Luxembourg I Sarl	Netherlands

Digital Luxembourg II Sarl	Netherlands

Digital Midway, L.P.	Texas

Digital Midway GP, LLC	Delaware

Digital Netherlands I B.V. (formerly Balanus IT Services B.V.)	Netherlands

Digital Netherlands II B.V. (formerly Balanus Real Estate B.V.)	Netherlands

Digital Netherlands III (Dublin) B.V.	Netherlands

Digital Piscataway, LLC	Delaware

Digital Printers Square, LLC	Delaware

Digital Realty Trust Germany 1 GmbH	Germany

Digital Realty Trust, Inc.	Maryland

Digital Realty Trust, L.P.	Maryland

Digital Services, Inc.	Maryland

Digital Toronto Business Trust	Maryland

Digital Trade Street, LLC	Delaware

Digital Waltham, LLC	Delaware

Dreamframe Limited	United Kingdom

Dreamleaf Enterprises Limited	United Kingdom

DRT-Bryan Street, LLC	Delaware

GIP 7th Street Holding Company, LLC	Delaware

GIP 7th Street, LLC	Delaware

GIP Alpha General Partner, LLC	Delaware

GIP Alpha Limited Partner, LLC	Delaware

GIP Alpha, L.P.	Texas

GIP Fairmont Holding Company, LLC	Delaware

GIP Fairmont, LLC	Delaware

GIP Granite Manager, LLC	Delaware

GIP Granite, L.P.	Texas

GIP Stoughton, LLC	Delaware

GIP Wakefield Holding Company, LLC	Delaware

GIP Wakefield, LLC	Delaware

Global Ardenwood Acquisition Company, LLC	Delaware

Global Ardenwood Member, LLC	Delaware

Global Ardenwood Property Owner, LLC	Delaware

Global ASML, LLC	California

Global Brea Holding Company, LLC	Delaware

Global Brea, LLC	Delaware

Global Gold Camp Holdings, LLC	Delaware

Global Gold Camp, LLC	Delaware

Global Granite Limited Partner, LLC	Delaware

Global Innovation Sunshine Holdings, LLC	Delaware

Global Kato HG, LLC	California

Global Lafayette Street Holding Company, LLC	Delaware

Global Lafayette Street, LLC	Delaware

Global Lundy Member, LLC	Delaware

Global Lundy Property Owner, LLC	Delaware

Global Lundy, LLC	California

Global Marsh at Belmeade GP, LLC	Texas

Global Marsh at Belmeade, L.P.	Texas

Global Marsh at Belmeade II GP, LLC	Texas

Global Marsh at Belmeade II, L.P.	Texas

Global Marsh at Belmeade Investors, LLC	Texas

Global Marsh General Partner, LLC	Delaware

Global Marsh Limited Partner, LLC	Delaware

Global Marsh Member, LLC	Delaware

Global Marsh Property Owner, L.P.	Texas

Global Miami Acquisition Company, LLC	Delaware

Global Miami Holding Company, LLC	Delaware

Global Riverside, LLC	Delaware

Global Stanford Place II, LLC	Delaware

Global Webb L.P.	Texas

Global Webb, LLC	Delaware

Global Weehawken Acquisition Company, LLC	Delaware

Global Weehawken Holding Company, LLC	Delaware

LBC-Digital Realty Trust Germany 1 GmbH & Co. KG (limited partnership)	Germany

Mapp Holding Co., LLC	California

Mapp Property, LLC	California